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                                                                   EXHIBIT 10.4

                                AMENDMENT NO. 5

                                       TO

                          LOAN AND SECURITY AGREEMENT


        THIS AMENDMENT NO. 5 ("Amendment") is entered into as of September 30, 1996, by and between Apparel Ventures, Inc., a Delaware corporation having its chief executive office and principal place of business at 204 West Rosecrans Avenue, Gardena, California 90248 ("Borrower") and Fleet Credit Corporation f/k/a Shawmut Capital Corporation ("Lender").

                                   BACKGROUND

        Borrower and Lender are parties to a Loan and Security Agreement dated as of May 23, 1994 (as same has been or may further be amended, supplemented, restated or otherwise modified from time to time, the "Loan Agreement") pursuant to which Lender provided Borrower with certain financial accommodations.

        Borrower has requested that Lender amend certain provisions of the Loan Agreement and Lender is willing to do so on the terms and conditions hereafter set forth.

        NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrower by Lender, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

        1. DEFINITIONS. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

        2. AMENDMENTS TO LOAN AGREEMENT. Subject to satisfaction of the conditions precedent set forth in Section 3 below, the following provisions of the Loan Agreement shall be amended as set forth below:

                (a) Section 7.2(B) of the Loan Agreement is hereby amended in its entirety to read as follows:

                "(B) LOANS. Make any loans or other advances of money (other than for salary, travel advances, advances against commissions and other similar advances in the ordinary course of business) to any Person, including, without limitation, any of Borrower's Affiliates, officers or employees, except for loans or other advances to AVE which together with the value of all assets transferred to AVE by Borrower at any time outstanding does not exceed (i) $2,500,000 from the Closing Date through January 31, 1996, (ii) $2,630,000 from February 1, 1996 through March 31, 1996, (iii) $3,000,000 from April 1, 1996 through June 29, 1996,
        (iv) $2,500,000 on
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                June 30, 1996, (v) $2,600,000 from July 1, 1996 through
                September 29, 1996, (vi) $2,700,000 from September 30, 1996 through October 30, 1996, (vii) $3,600,000 from October 31, 1996 through December 30, 1996, (viii) $3,800,000 from December 31, 1996 through January 30, 1997, (ix) $4,200,000 from January 31, 1997 through June 29, 1997 and (x) $3,500,000 on June 30, 1997 and thereafter."

                        (b) Sections 7.3(A) and (B) of the Loan Agreement are hereby amended in their entirety to provide as follows:

                             "(A) Minimum Adjusted Tangible Net Worth.  (i)
                        Maintain at all times an Adjusted Tangible Net Worth of not less than the amount ("Net Worth Amount") shown below for the Period or Date corresponding thereto:


                        Period or Date                               Amount
                        --------------                         ---------------

                             7/30/95                           ($19,114,000)
                             8/31/95                           ($20,548,000)
                             9/30/95                           ($21,928,000)
                            10/31/95                           ($22,669,000)
                            11/30/95                           ($22,985,000)
                            12/31/95                           ($21,765,000)
                             1/31/95                           ($20,180,000)
                             2/29/96                           ($18,073,000)
                             3/31/96                           ($16,717,000)
                             4/30/96                           ($16,987,000)
                             5/31/96                           ($17,689,000)
                             6/30/96                           ($18,217,000)
                             7/31/96   through 9/29/96         ($19,217,000)
                             9/30/96   through 10/30/96        ($20,000,000)
                            10/31/96   through 11/29/96        ($21,000,000)
                            11/30/96   through 12/30/96        ($21,500,000)
                            12/31/96   through 1/30/97         ($21,000,000)
                             1/31/97   through 2/27/97         ($19,500,000)
                             2/28/97   through 3/30/97         ($18,600,000)
                             3/31/97   through 4/29/97         ($18,400,000)
                             4/30/97   through 5/30/97         ($18,200,000)
                             5/31/97   through 6/29/97         ($18,000,000)
                             6/30/97   through 6/29/98         ($17,500,000)
                             6/30/98   through 6/29/99         ($16,000,000)
                             6/30/99   through 6/29/00         ($14,500,000)

For each Fiscal year, thereafter the Net Worth Amount shall be increased by $1,500,000 for each such Fiscal year.

        Lender acknowledges that the actual Date or ending Date of a period reflected in the above table may be different by a day or two depending upon the specific accounting periods utilized by Borrower in the applicable fiscal year.

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                             (B)  Fixed Charge Coverage Ratio.  Maintain a Fixed
                        Charge Coverage Ratio of not less than:

                             (i) .25 to 1.0 for the four consecutive fiscal quarter period ending on September 30, 1995;

                             (ii) .37 to 1.0 for the four consecutive fiscal quarter period ending on December 31, 1995;

                             (iii) .35 to 1 for the four consecutive fiscal quarter period ending on March 31, 1996;

                             (iv) .75 to 1 for the four consecutive fiscal quarter period ending on June 30, 1996;

                             (v) .65 to 1.0 for the four consecutive fiscal quarter period ending September 30, 1996;

                             (vi) .75 to 1.0 for the four consecutive fiscal quarter period ending December 31, 1997; and

                             (vii) 1.0 to 1.0 for the four consecutive fiscal quarter period ending March 31, 1997; and

                             (v) 1.50 to 1.0 for each four consecutive fiscal quarter period ending thereafter."


                3. Conditions of Effectiveness. This Amendment shall become effective as of July 1, 1996, when and only when Lender shall have received (i) four (4) copies of this Amendment executed by Borrower and (ii) such other certificates, instruments, documents, agreements and opinions of counsel as may be required by Lender or its counsel, each of which shall be in form and substance satisfactory to Lender and its counsel.

                4. Representations and Warranties. Borrower hereby represents and warrants as follows:

                        (a) This Amendment and the Loan Agreement, as amended hereby, constitute legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their respective terms.

                        (b) Upon the effectiveness of this Amendment, Borrower hereby reaffirms all covenants, representations and warranties made in the Loan Agreement to the extent the same are not amended hereby and agree that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendments.






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                        (c)  No Event of Default or Default has occurred and is
                continuing or would exist after giving effect to this Amendment.

                        (d) Borrower has no defense, counterclaim or offset with respect to the Loan Agreement.



                5.      Effect on the Loan Agreement.

                        (a) Upon the effectiveness hereof, each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Loan Agreement as amended hereby.


                        (b) Except as specifically amended herein, the Loan Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

                        (c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Lender, nor constitute a waiver of any provision of the Loan Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

                6. Governing Law. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

                7. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

                8. Counterparts, Telecopied Signatures. This Amendment may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument. Any signature delivered by a party by facsimile transmission shall be deemed an original signature hereto.

                IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first written above.


                                        APPAREL VENTURES, INC.



                                        By: /s/ MARVIN L. GOODMAN
                                           ---------------------------
                                           Name:  Marvin L. Goodman
                                           Title: President


                                        FLEET CAPITAL CORPORATION



                                        By:   /s/  WALTER SCHUPPE
                                           --------------------------
                                           Name:  Walter Schuppe
                                           Title: Vice President




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